Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Press Contact: Tom Nolan Beckerman Public Relations 908-781-6420 tom@beckermanpr.com	Investor Contact: Gerard H. Sweeney Timothy M. Martin Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

BRANDYWINE REALTY TRUST ANNOUNCES PRICING OF $300 MILLION
OF EXCHANGEABLE GUARANTEED NOTES AND REPURCHASE OF $60 MILLION OF COMMON SHARES

RADNOR, PA, September 28, 2006 – Brandywine Realty Trust (NYSE:BDN) today announced that its subsidiary, Brandywine Operating Partnership, L.P. (the “Operating Partnership”) priced its offering of $300 million aggregate principal amount of exchangeable guaranteed notes due October 15, 2026 with a coupon of 3.875%. An additional $45 million aggregate principal amount of notes may be issued, at the option of the initial purchasers, to cover over-allotments, if any, within 30 days.

The company expects to use the net proceeds from the sale of the notes to repurchase concurrently with closing up to $60 million of Brandywine’s common shares; to repay a portion of the outstanding indebtedness under its revolving credit facility; and to use the balance for working capital pending redemption of its $300 million Floating Rate Guaranteed Notes due 2009 on January 2, 2007. The Operating Partnership issued the Floating Rate Notes on March 28, 2006.

Prior to October 15, 2025, upon the occurrence of specified events, the notes will be exchangeable into Brandywine common shares, at an initial exchange rate of 25.4065 shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $39.36 per common share). The initial exchange price represents a 20% premium to today's closing common share price of $32.80. On or after October 15, 2025, the notes will be exchangeable at any time prior to the second business day prior to maturity at the option of the holder. Upon an exchange of notes, we will deliver cash for the lesser of the exchange value and the principal amount of the notes and, at the Operating Partnership’s option, cash or Brandywine common shares for the exchange value in excess of the principal amount of the notes. The exchange value will be based on the exchange rate and the then-trading price of the common shares. The initial exchange rate is subject to adjustment in certain circumstances.

Prior to October 20, 2011, the notes will not be redeemable at the option of the Operating Partnership, except to preserve the status of Brandywine as a REIT. On or after October 20, 2011, the Operating Partnership may redeem all or a portion of the notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any.

Note holders may require the Operating Partnership to repurchase all or a portion of the notes at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any, on the notes on October 20, 2011, October 15, 2016 and October 15, 2021, or after the occurrence of certain change in control transactions.

The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes and the Brandywine common shares issuable upon exchange of the notes, if any, have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN), with headquarters in Radnor, PA, is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interest in office and industrial properties aggregating 45 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

Forward-Looking Statements

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Brandywine Realty Trust (the “Company”) and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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